Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

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Vanguard Funds

Special Meeting of Shareholders - Text Template

Hi {name}, this is {agent_ﬁrst_name) with the Broadridge Proxy Services Center, reaching out to you on behalf of your investment in the Vanguard Health Care Index Fund.

The Special Meeting of Shareholders has been adjourned to January 6, 2026, and our records indicate that you have not yet cast your vote.

The Board recommends that shareholders approve reclassifying the Fund as nondiversiﬁed because it will allow the Fund’s portfolio managers to directly track the Fund’s benchmark index without incurring additional expenses, thus allowing for potentially better investment performance.

You should have previously received proxy materials requesting your vote on important matters related to your investment.

Time is critical. Please act and VOTE YOUR SHARES TODAY!

To prevent any additional correspondence or phone calls, please contact us at 855-202-9440, or vote using the link below.

[Individual Link here]

To review the meeting proposals, please click the following link:

 https://materials.proxyvote.com/Approved/MC0151/20250826/NPS_615895.PDF